================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report                                            0-16011
(Date of Earliest Event Reported)                  (Commission File Number)
December 17, 1997




                            USTMAN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




        CALIFORNIA                                               95-2873757
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation)                                                  Identification
                                                                No.)

  12265 W. BAYAUD AVE #110                                          80228
       LAKEWOOD, CO
   (Address of principal                                          (Zip Code)
     executive offices)

Registrant's telephone number, including area code:  (303) 986-8011





                    Formerly named Watson General Corporation

ITEM 2.                ACQUISITION OR DISPOSITION OF ASSETS.

        On December 17, 1997, USTMAN Technologies, Inc. (the "Company") acquired all of the outstanding capital stock of Advanced Tank Certification, Inc. ("ATC"), a Tennessee corporation, for an aggregate of approximately $3.4 million in cash and stock. ATC was the fourth largest provider of statistical inventory reconciliation (SIR) services in the United States. ATC operations will be consolidated at the Company's Lakewood, Colorado headquarters in order to eliminate duplication and increase efficiencies. The amount of consideration for ATC was determined by negotiation based upon the customer base and revenues of ATC.

        In connection with the acquisition, the Company secured term and acquisition financing from BankBoston, N.A. Pursuant to the agreement, the Company obtained $3.75 million in the form of a term loan bearing interest at the BankBoston Base Rate plus 2-1/2% (11% at December 31, 1997). Repayment of the loan begins March 31, 1998 and continues in quarterly installments until December 31, 2000 when the remaining principal is due. The agreement contains financial covenants as well as restrictive covenants and other obligations of the Company. If the Company fails to meet the covenants, the unpaid principal and accrued interest will become immediately due. The Company used this financing to facilitate the ATC acquisition, to pay existing debt, and for working capital purposes. The agreement with BankBoston provides that additional financing of up to $2.25 million can be made available to the Company for approved future acquisitions.

        Copies of the Primary Stock Purchase Agreement and Contingent Stock Purchase Agreement with respect to the ATC acquisition, as well as the Term Loan and Acquisition Line Agreement between the Company and BankBoston, were previously filed as exhibits with the original Current Report on Form 8-K on December 30, 1997 and are incorporated herein by this reference.


ITEM 5.                 OTHER EVENTS.

        On December 18, 1997, the Board of Directors elected three new officers from ATC as senior executives and officers of the Company.

        JAMES B. GRANT, who was the President and Chief Executive Officer of ATC, has been appointed the Company's Vice President of Corporate Development. Mr. Grant has been with ATC since 1988 and was instrumental in broadening its mix of services as well as attracting key customers.
Previously, he worked with the Tennessee Valley Authority (TVA).

        ERICA BENGTSON, who was the Chief Operating Officer and
Secretary/Treasurer of ATC, has been named Chief Operating Officer of the Company. She has been with ATC since 1987 and also worked as Director and Chief Analyst of the SIR department, maintaining frequent contact with customers and regulators. Ms. Bengtson is the spouse of David Booth.

        DAVID BOOTH, who was Executive Vice President and General Counsel of ATC, has been appointed Vice-President, Chief Financial Officer, and General Counsel of the Company. Mr. Booth is the spouse of Erica Bengtson.

ITEM 7.                FINANCIAL STATEMENTS AND EXHIBITS.


(a)  Financial Statements.

        o Financial Statements of Advanced Tank Certification, Inc. for the years ended September 30, 1997 and 1996, together with Report of Independent Auditors

(b)  Pro Forma Financial Information.

        o Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 30, 1997

        o Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 1997

        o Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c.)     Exhibits.


* Exhibit 10.1 Primary Stock Purchase Agreement
* Exhibit 10.2 Contingent Stock Purchase Agreement
* Exhibit 10.3 Term Loan and Acquisition Line Agreement
* Exhibit 10.4 Stock Pledge Agreement
* Exhibit 10.5 Security Agreement
* Exhibit 10.6 Intercreditor Agreement
  Exhibit 23   Consent of Independent Auditors

* Exhibits previously filed with the original Current Report on Form 8-K on December 30, 1997.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            USTMAN TECHNOLOGIES, INC.

Date: March 2, 1998                               By /s/ Dan R. Cook
      -------------                                  ---------------------------
                                                         Dan R. Cook
                                                         President and CEO



Date: March 2, 1998                               By /s/ David Booth
      -------------                                  ---------------------------
                                                         David Booth,
                                                         Chief Financial Officer

                                  Financial Statements

                                  Advanced Tank Certification, Inc.


                                  Years ended September 30, 1997 and 1996
                                  with Report of Independent Auditors

                        Advanced Tank Certification, Inc.

                              Financial Statements


                     Years ended September 30, 1997 and 1996





                                    CONTENTS

Report of Independent Auditors .......................................1

Audited Financial Statements

Balance Sheets .......................................................2
Statements of Operations .............................................4
Statements of Stockholders' Equity ...................................5
Statements of Cash Flows .............................................6
Notes to Financial Statements ........................................7

                         Report of Independent Auditors

The Board of Directors and Stockholders
Advanced Tank Certification, Inc.

We have audited the accompanying balance sheets of Advanced Tank Certification, Inc. as of September 30, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Tank Certification, Inc. at September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Denver, Colorado                                  /s/Ernst & Young LLP
February 20, 1998

                        Advanced Tank Certification, Inc.

                                 Balance Sheets



                                                                                 SEPTEMBER 30
                                                                          1997                1996
                                                                   ----------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $112,923            $142,165
   Accounts receivable, net of allowance for doubtful
     accounts of $18,796 and $9,695, respectively                          188,688             263,300
   Prepaid expenses and other                                                5,367              15,909
                                                                   ----------------------------------------
Total current assets                                                       306,978             421,374

Property, plant, and equipment:
   Software                                                                 46,858                   -
   Vehicles                                                                 59,561              87,188
   Machinery and equipment                                                 653,272             653,272
   Furniture and fixtures                                                   10,035               8,404
                                                                   ----------------------------------------
                                                                           769,726             748,864
   Accumulated depreciation                                               (557,121)           (512,945)
                                                                   ----------------------------------------
                                                                           212,605             235,919

Other assets                                                                 4,421               4,421
                                                                   ----------------------------------------
Total assets                                                              $524,004            $661,714
                                                                   ========================================

                                                                                 SEPTEMBER 30
                                                                          1997                1996
                                                                   -----------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES:
   Accounts payable                                                     $    5,018          $    9,098
   Accrued expenses:
     Salaries and wages                                                     22,570              17,843
     Other                                                                  57,776             136,103
   Notes payable                                                                 -              48,170
                                                                   -----------------------------------------
Total current liabilities                                                   85,364             211,214

Stockholders' equity:
   Common stock, no par value:
     Authorized shares - 100,000
     Issued and outstanding shares - 10,112                                393,428             393,428
   Retained earnings                                                        45,212              57,072
                                                                   -----------------------------------------
Total stockholders' equity                                                 438,640             450,500


                                                                   -----------------------------------------
Total liabilities and stockholders' equity                                $524,004            $661,714
                                                                   =========================================


See accompanying notes.

                        Advanced Tank Certification, Inc.

                            Statements of Operations



                                                                          YEAR ENDED SEPTEMBER 30
                                                                          1997                1996
                                                                   ----------------------------------------
Net sales                                                                $1,885,746          $2,124,228
Cost of sales                                                             1,024,403           1,199,907
                                                                   ----------------------------------------
Gross profit                                                                861,343             924,321

General and administrative expenses                                         875,856             921,330
                                                                   ----------------------------------------
Operating profit (loss)                                                     (14,513)              2,991

Other income                                                                  2,653              13,630
                                                                   ----------------------------------------
Income (loss) before income taxes                                           (11,860)             16,621
Income taxes                                                                      -                   -
                                                                   ----------------------------------------
Net income (loss)                                                      $    (11,860)       $     16,621
                                                                   ========================================


See accompanying notes.

                        Advanced Tank Certification, Inc.

                       Statements of Stockholders' Equity



                                                               COMMON STOCK                                 TOTAL
                                                       ------------------------------   RETAINED        STOCKHOLDERS'
                                                          SHARES         AMOUNT         EARNINGS           EQUITY
                                                       -------------------------------------------------------------------
          Balances at September 30, 1995                    10,112         $393,428        $40,451          $433,879
             Net income                                          -                -         16,621            16,621
                                                       -------------------------------------------------------------------
          Balances at September 30, 1996                    10,112          393,428         57,072           450,500
             Net loss                                            -                -        (11,860)          (11,860)
                                                       -------------------------------------------------------------------
          Balances at September 30, 1997                    10,112         $393,428        $45,212          $438,640
                                                       ===================================================================


          See accompanying notes.

                        Advanced Tank Certification, Inc.

                            Statements of Cash Flows



                                                                              YEAR ENDED       SEPTEMBER 30
                                                                                 1997              1996
                                                                         ------------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                             $ (11,860)        $  16,621
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Depreciation and amortization                                               49,260            93,104
     Gain on sale of property, plant, and equipment                              (1,150)          (13,471)
     Changes in operating assets and liabilities:
       Accounts receivable                                                       74,612          (115,265)
       Prepaid expenses and other                                                10,542             4,518
       Accounts payable                                                          (4,080)             (934)
       Accrued expenses                                                         (73,600)          103,948
                                                                         ------------------------------------
Net cash provided by operating activities                                        43,724            88,521

INVESTING ACTIVITIES
Capital expenditures                                                            (48,487)          (20,646)
Proceeds from sale of property, plant, and equipment                             23,691            46,675
                                                                         ------------------------------------
Net cash provided by (used in) investing activities                             (24,796)           26,029

FINANCING ACTIVITIES
Repayments of notes payable                                                     (48,170)          (13,013)
                                                                         ------------------------------------
Net cash used in financing activities                                           (48,170)          (13,013)
                                                                         ------------------------------------

Net increase (decrease) in cash and cash equivalents                            (29,242)          101,537
Cash and cash equivalents at beginning of year                                  142,165            40,628
                                                                         ------------------------------------
Cash and cash equivalents at end of year                                       $112,923          $142,165
                                                                         ====================================

SUPPLEMENTAL INFORMATION
Equipment financed with note payable                                       $          -         $  26,416
Interest paid                                                                     1,962             3,004
Income taxes paid                                                                     -             1,000


See accompanying notes.

                        Advanced Tank Certification, Inc.

                          Notes to Financial Statements

                               September 30, 1997


1. ORGANIZATION

Advanced Tank Certification, Inc. (the "Company") provides environmental services to owners and operators of underground and aboveground storage tanks. The majority of the tanks contain petroleum products and are located in the southeastern region of the United States. These services include statistical inventory reconciliation, precision tightness testing, and cathodic protection.

Since its inception in 1987, and until its acquisition by USTMAN Technologies, Inc. ("USTMAN") (see Note 3) on December 17, 1997, the Company was a privately held corporation, incorporated under the laws of Tennessee.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Company primarily recognizes income through the process of providing statistical inventory reconciliation services and precision tightness testing and, to a lesser extent, cathodic protection services. Sales are recognized at the time the service is performed.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are recorded at cost. Upon sale or retirement, the cost of the assets and related accumulated depreciation are removed from the accounts, and the resulting gains or losses are reflected in operations.

Depreciation is computed on the straight-line method using lives between 5 and 10 years. Depreciation charged to expense was $49,260 and $93,104 for the years ended September 30, 1997 and 1996, respectively.

                        Advanced Tank Certification, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

ADVERTISING

Advertising costs are expensed as incurred and include trade shows, direct mailings, and trade publications. Advertising expenses were $10,011 and $10,328 for the years ended September 30, 1997 and 1996, respectively.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company does not require customers to pay in advance for services performed and generally requires no collateral. Accordingly, the Company performs ongoing credit evaluations of its customers based upon its experience. Management believes the allowance for doubtful accounts is adequate to absorb any expected losses.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments for which it is practicable to estimate that value. The Company's financial instruments consist

                        Advanced Tank Certification, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

principally of cash and cash equivalents, receivables, accounts payable, and notes payable. The Company believes all of the financial instruments' recorded values approximate current values.

NEW ACCOUNTING STANDARDS

In March 1996, FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, was issued, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted FAS No. 121 in the first quarter of 1997. The effect of adoption was not material.

3. ACQUISITION OF THE COMPANY

On December 17, 1997, USTMAN acquired all of the outstanding stock of the Company pursuant to stock purchase agreements. The purchase price of the Company was approximately $3.4 million, comprised of $2.3 million in cash and 775,194 shares of common stock of USTMAN valued at approximately $1.1 million. The stock value was determined using the average of the stock price before and after the date of the transaction. The acquisition will be treated as a purchase by USTMAN.

4. LINE OF CREDIT

In May 1997, the Company entered into a $50,000 line of credit agreement with a bank. The line was personally guaranteed by certain officers of the Company and was secured by all inventory, accounts, equipment and general tangible assets of the Company. The line of credit bore interest at a rate of 10.5%. On September 30, 1997, there were no amounts outstanding under the line of credit. In December 1997, the line of credit agreement was canceled.

5. NOTES PAYABLE

During 1994, 1995 and 1996, the Company entered into an aggregate of four loan agreements for a total of $79,672 for the purchase of four vehicles. The notes had a term of three years and interest rates ranging from 4.9% to 8.5%. The notes were secured by the vehicles. During 1997, the notes were completely repaid.

                        Advanced Tank Certification, Inc.

5. NOTES PAYABLE (CONTINUED)

Interest costs incurred during the years ended September 30, 1997 and 1996 were $1,962 and $3,004, respectively.

6. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax assets and liabilities at September 30, 1997 and 1996 are as follows:

                                                                                SEPTEMBER 30
                                                                          1997                1996
                                                                   ----------------------------------------
      Deferred tax assets:
         Alternative minimum tax credits                                  $13,472             $14,330
         Other                                                              3,778               1,949
                                                                   ----------------------------------------
                                                                           17,250              16,279
      Valuation allowance                                                  (5,420)             (6,296)
                                                                   ----------------------------------------
                                                                           11,830               9,983

      Deferred tax liability:
         Depreciation                                                     (11,830)             (9,983)
                                                                   ----------------------------------------
                                                                      $         -          $        -
                                                                   ========================================

The reconciliation of income (loss) attributable to operations computed at U.S. federal statutory tax rates to income tax expense is:

                                                YEAR ENDED SEPTEMBER 30
                                                1997              1996
                                          ------------------------------------
      Tax at U.S. statutory rate                $(1,779)          $993
      Other                                       1,779           (993)
                                          ------------------------------------
                                             $        -         $    -
                                          ====================================

                        Advanced Tank Certification, Inc.

7. COMMITMENTS

The Company's office space is leased under a noncancelable operating lease agreement which expires in December 1997. Under the terms of the lease, the Company is required to make minimum payments of $6,175 in the year ending September 30, 1998.

Rental expense for the years ended September 30, 1997 and 1996 was $24,708 and $24,705, respectively.

8. EMPLOYEE BENEFIT PLAN

The Company makes available to employees who have worked for the Company at least three years the opportunity to participate in a retirement plan (the "SEP Plan"). The SEP Plan allows the Company to determine its contribution percentage annually. As of September 1997, the Company contributes into the employee's account a minimum of 3% of each participating employee's compensation up to the maximum amount for which social security is withheld. If a participating employee chooses to make a salary reduction contribution into their account, the Company matches the amount up to 6% of the employee's compensation. For compensation in excess of amounts upon which social security is withheld, the Company contributes 15% of the amount into the individual's account.

During the years ended September 30, 1997 and 1996, the Company incurred pension expenses of $47,171 and $49,754, respectively.

9. STOCK OPTION PLAN

The Company has an incentive stock option plan (the "Option Plan") for all full-time officers and key employees. The Option Plan allows for options to purchase up to 1,800 shares of common stock to be granted to eligible employees. The options are to be issued at prices equal to or in excess of the market price on the date of grant and expire on the fifth anniversary of the grant date.

As of September 30, 1997, there have been no options granted under the Option Plan.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



On December 17, 1997, USTMAN Technologies, Inc. (the Company) obtained $3.75 million in financing from BankBoston and used the proceeds to, among other things, acquire all of the outstanding common stock of Advanced Tank Certification, Inc. (ATC), pursuant to stock purchase agreements between the Company and all of the shareholders of ATC. The ATC acquisition was accounted for using the purchase method.

On May 22, 1997, Watson General Corporation (Watson) completed the private placement of $7 million principal amount of its 10% Senior Subordinated Notes Due 2002 and 7,304,520 shares of its common stock (the Private Placement). The proceeds from the Private Placement were used to acquire all of the outstanding capital stock of USTMAN Industries, Inc. (USTMAN), a subsidiary of NDE Environmental Corporation (NDE), pursuant to a Stock Purchase Agreement between Watson and NDE. The USTMAN acquisition was accounted for using the purchase method. USTMAN and Watson were merged and the surviving company subsequently was renamed USTMAN Technologies, Inc.

The following unaudited pro forma condensed consolidated statements of operations are presented to reflect the USTMAN and ATC acquisitions as if such acquisitions had occurred on October 1, 1996 and for the nine months ended June 30, 1997 and for the six months ended December 31, 1997. The nine months ended June 30, 1997 is presented due to a change in the Company's year end during 1997 from September 30 to June 30. The 10-KSB filed for the year ended June 30, 1997 also reflects a nine month period. ATC prepared its financial statements on the basis of a September 30 fiscal year-end. The unaudited pro forma condensed consolidated statements of operations combine the results of operations of the Company (both Watson and USTMAN) and ATC for the nine months ended June 30, 1997 and for the six months ended December 31, 1997. ATC operations have been included in the Company's operations since December 17, 1997.

The unaudited pro forma condensed consolidated statements of operations and accompanying notes should be read in conjunction with the respective historical consolidated financial statements of the Company, as set forth in its Form 10-KSB for the nine months ended June 30, 1997 and its Form 10-QSB for the period ended December 31, 1997 and the ATC audited financial statements for the years ended September 30, 1997 and 1996 contained herein.

The unaudited pro forma condensed consolidated financial information is based on the consolidated financial statements of Watson, USTMAN and ATC giving effect to the transactions under the assumptions and adjustments outlined in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The pro forma adjustments are based upon available information and certain assumptions that the Company's management believes are reasonable given the circumstances. The unaudited pro forma condensed consolidated statements of operations are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the acquisitions, Private Placement and bank financing occurred on the dates indicated or that may be achieved in the future.

                            USTMAN Technologies, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                                                                                                 Advanced Tank
                                 Watson General         USTMAN         Pro Forma                USTMAN           Certification,
                                   Corporation     Industries, Inc.   Adjustments         Technologies, Inc.          Inc.
                                ------------------ ----------------- --------------       -------------------- -------------------
                                  For the nine      For the period                           For the nine         For the nine
                                  months ended          ended                              months ended June   months ended June
                                  June 30, 1997      May 22, 1997                              30, 1997             30, 1997
                                ------------------ -----------------                      -------------------- -------------------
Net sales                             $ 2,325,000       $ 2,876,000                               $ 5,201,000         $ 1,391,000
Cost of sales                             836,000         1,020,000                                 1,856,000             700,000
                                ------------------ -----------------                      -------------------- -------------------
         Gross Profit                   1,489,000         1,856,000                                 3,345,000             691,000


                                                                            93,000  (A)
Selling, general and                                                       136,000  (B)
administrative                          2,912,000         1,458,000         21,000  (C)             4,620,000             729,000

Write-off of investment in
Toxguard Systems, Inc.                    384,000                                                     384,000

                                                                           150,000  (D)
                                                                           186,000  (E)
Interest expense                          172,000                          549,000  (F)             1,057,000               1,000

Interest income                             4,000            11,000                                    15,000               3,000
                                ------------------ ----------------- -------------- ----- -------------------- -------------------
Income (loss) before provision
for income taxes                      (1,975,000)           409,000                             $ (2,701,000)             (36,000)

Provision for income taxes                (4,000)                                                     (4,000)
                                ------------------                                        --------------------
Net loss                            $ (1,979,000)                                               $ (2,705,000)
                                ==================                                        ====================
Net loss per share-Basic

Weighted average shares


                                    Pro Forma               Pro Forma
                                   Adjustments            Consolidated
                                  --------------         ----------------





Net sales                                                    $ 6,592,000
Cost of sales                                                  2,556,000
                                                         ----------------
         Gross Profit                                          4,036,000



Selling, general and
administrative                          220,000     (G)        5,569,000

Write-off of investment in
Toxguard Systems, Inc.                                           384,000


                                         11,000     (H)
Interest expense                        299,000     (I)        1,368,000

Interest income                                                   18,000
                                  --------------         ----------------
Income (loss) before provision
for income taxes                                             (3,267,000)

Provision for income taxes                                       (4,000)
                                                         ----------------
Net loss                                                   $ (3,271,000)
                                                         ================
Net loss per share-Basic                                           (.17)
                                                         ================

Weighted average shares                                      19,119,827    (J)
                                                         ================

                            USTMAN Technologies, Inc.
   Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
                       Six Months ended December 31, 1997


                                                             Advanced Tank
                                             USTMAN          Certification,     Pro Forma             Pro Forma
                                       Technologies, Inc.         Inc.        Adjustments           Consolidated
                                       -------------------- ----------------- ---------------       ----------------
Net sales                                      $ 3,081,000         $ 814,000                            $ 3,895,000
Cost of sales                                    1,457,000           418,000                              1,875,000
                                       -------------------- -----------------                       ----------------
         Gross Profit                            1,624,000           396,000                              2,020,000


Selling, general and administrative              1,969,000           389,000         134,000  (G)         2,492,000

                                                                                       7,000  (H)
Interest expense                                   701,000             1,000          87,000  (I)           796,000

Net income (loss)                            $ (1,046,000)           $ 6,000                          $ (1,268,000)
                                       ==================== =================                       ================
Net loss per share-Basic                                                                                      (.07)
                                                                                                    ================
Weighted average shares                                                                                  19,119,827   (J)
                                                                                                    ================

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. On December 17, 1997, USTMAN Technologies, Inc. (USTMAN), acquired all of the outstanding stock of Advanced Tank Certification, Inc. (ATC) pursuant to a stock purchase agreements. The purchase price of ATC was approximately $3.4 million, comprised of $2.3 million in cash and approximately $1.116 million in stock (775,194 shares). The value of the shares issued was determined by using the average of the stock price ten days before and after the date of the transaction.

Purchase price                                        $  3,416,000
Less estimated fair market value of recorded net
tangible assets of acquired company                        483,000
                                                   ================
Excess of purchase price over fair value of net
tangible assets acquired                              $  2,933,000
                                                   ================

     The above purchase price allocation is preliminary and subject to change as additional information necessary to complete the allocation becomes available. All of the excess purchase price has been allocated to goodwill.

2. The pro forma condensed consolidated statements of operations gives effect to the following pro forma adjustments:

     (A) To amortize excess of purchase price over fair value of net assets acquired in the USTMAN Industries, Inc. acquisition over fifteen years on a straight-line basis.
     (B) To amortize software over eight years on a straight-line basis.
     (C) To adjust compensation expense for executives in connection with a signed employment agreement with the President and agreements with prior executives.
     (D) To amortize original issue discount on Private Placement debt over five years on a straight-line basis which approximates the effective interest method.
     (E) To amortize deferred debt issuance costs related to Private Placement debt over five years on a straight-line basis which approximates the effective interest method.
     (F) Interest on Private Placement debt.
     (G) To record amortization expense on the intangible assets related to the ATC acquisition over ten years on a straight-line basis.
     (H) To record amortization expense related to the capitalized deferred debt issuance costs amortized over four years on a straight-line basis which approximates the effective interest method.
     (I) To record interest expense on the term loan entered into with BankBoston, N.A.
     (J) Weighted average shares outstanding were determined as follows:

             Shares outstanding as of June 30, 1997             18,344,633
             Shares issued for ATC purchase                        775,194
                                                            --------------
                                                                19,119,827
                                                            ==============

         Shares outstanding as of June 30, 1997 include all shares issued for the USTMAN acquisition. Given that the Company is in a loss position, any outstanding options or warrants would have an antidilutive effect on earnings per share.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
Exhibit 23                    Consent of Independent Auditors